UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 8, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c), (d) & (e) On February 8, 2007, IA Global, Inc. (the “Company”) entered into one year Employment Agreement with Mr. Schneideman. Mr. Schneideman was appointed as Chief Executive Officer and Chairman of the Board of Directors of the Company effective as of February 13, 2007. The description of Mr. Schneideman’s Employment Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Employment Agreement.

The Employment Agreement provides for the payment of an annual salary of $250,000, participation in the Company’s group insurance arrangements and a sign on bonus of $20,000. Also under the Employment Agreement, Mr. Schneideman shall be paid a bonus up to $230,000 and up to 500,000 stock options, as may be declared by the Company’s Compensation Committee based on Mr. Schneideman raising additional capital for the Company and the Company’s profitability and share price improvement.

For accepting appointment as CEO and Chairman of the Board of Directors, Mr. Schneideman received option to purchase 500,000 shares of common stock pursuant to the Company’s 2000 Stock Option Plan at $.14 per share, which was the adjusted closing price on February 13, 2007, his date of employment. In accordance with the 2000 Stock Option Plan, the stock options vest quarterly over three years and expire on February 13, 2017.

Mr. Schneideman is a New Zealand citizen with more than 29 years experience working in the Asia Pacific region specifically, Japan, Korea, China, Australia, Singapore, Malaysia, Taiwan, Hong Kong, New Zealand, as well as North America. He serves on the boards of several companies in Japan, the U.S., and New Zealand. Mr. Schneideman most recently worked as a Business Restructuring Consultant and Private Equity Investment Advisor in a number of Asian countries. The significant career experiences he brings to IA Global include those of President of Gateway Japan Inc., during which time he grew that company’s revenues to USD $600 million; Senior Executive Advisor to the Softbank Asia Pacific Investment Fund; President and CEO of CTR Ventures Co Ltd; Executive Vice President of an Electronic Data Systems Corporation Japan Inc. (EDS) joint venture company (EDS-NII); and Managing Director for Computer Associates Inc. (CAI) in Japan, Korea and New Zealand. He also serves or has served as Director and Executive Operations Officer for AdMark International Executive Search Inc.; Executive Consultant to Uniscope Co Ltd; Senior Partner of SICS Co Ltd; and Japan Representative of Illinois Superconductor Inc. He is a well know speaker on business creation and restructuring, Internet, team motivation, and human resources matters. Mr. Schneideman is a Japanese speaker who is widely involved in community service activities and industry forums.

There was no arrangement or understanding pursuant to which Mr. Schneideman was elected as a director, and there are no related party transactions between Mr. Schneideman and the Company.

The Employment Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing Mr. Schneideman’s employment as CEO and appointment as Chairman is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Employment Agreement dated February 8, 2007 between IA Global, Inc. and Mr. Schneideman.

99.1	Press release dated February 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: February 13, 2007

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer